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                                                                       EXHIBIT 5

                            Bingham, Dana & Gould
                             150 Federal Street
                         Boston, Massachusetts 02110



                              December 14, 1995

VIA EDGAR
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Media Logic, Inc.
310 South Street
P.O. Box 2258
Plainville, Massachusetts  02762

        Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about December 14, 1995 (the "Registration Statement"), of 500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Media Logic, Inc., a Massachusetts corporation (the "Company"), which are or will be issuable upon the exercise of options granted pursuant to the 1991 Stock Option Plan, as amended (the "Plan").

        We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.

        This opinion is limited solely to the Massachusetts Business Corporation Law as applied by courts located in Massachusetts.

        Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

        We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ Bingham, Dana & Gould
                                               ------------------------------
                                               BINGHAM, DANA & GOULD


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